Exhibit 99.1

Checkers Drive-In Restaurants, Inc. Reports First Quarter 2005 Earnings

Company-Owned Same Store Sales Grew 6.4% in the First Quarter

TAMPA, Fla., May 5 /PRNewswire-FirstCall/ — Checkers Drive-In Restaurants, Inc. (Nasdaq: CHKR) today announced earnings for the fiscal first quarter ended March 28, 2005.

(Logo: http://www.newscom.com/cgi-bin/prnh/20020528/CHECKERSLOGO )

Highlights for the first quarter 2005 compared to the year ago quarter are as follows:

Total revenue increased 3.2% to $44.4 million
Company-owned same store sales increased 6.4%
Diluted earnings per share increased to $0.21

Total revenue, including franchise royalty and fee income, was $44.4 million for the 12-week quarter ended March 28, 2005, compared to $43.0 million for the 12-week year-ago quarter, a 3.2% increase. Company- owned restaurants generated sales of $40.4 million versus $39.2 million in the first quarter of 2004. The Company achieved these positive results while operating 17 fewer restaurants at the end of the first quarter of 2005 compared to the first quarter of 2004. The reduction in restaurants was primarily due to the sale of Company-owned restaurants to franchisees. During the first quarter of 2005, Company-owned same store sales increased 6.4%.

Franchise royalty revenue increased to $3.9 million from $3.7 million in the first quarter of 2004, while franchise same store sales grew 6.5%. Franchise fees and other income was $38,000, compared to $46,000 in the same quarter last year.

Net income for the first quarter of 2005 was $2.5 million, or $0.21 per diluted share, compared to $2.5 million, or $0.19 per diluted share, in the same quarter last year. The first quarter of 2005 included an increase of $0.3 million in audit fees, primarily relating to our former auditors, compared to the same quarter in 2004. While the Company recorded $1.6 million in income tax expense for the first quarter of 2005, it expects to pay minimal taxes in 2005.

At the end of the first quarter, Checkers had a system-wide total of 792 stores, of which 205 were Company-owned and 587 were franchised.

Keith Sirois, Checkers Drive-In Restaurants, Inc.’s Chief Executive Officer and President, stated, “We were pleased with our performance this quarter, but somewhat disappointed with the higher food and audit costs, which muted overall results. While our control over commodities is limited, we have taken steps to overcome the unusually high audit fees, by appointing a new audit firm in the first quarter of 2005. We remain committed to being diligent in keeping our operating costs in line as we move forward.”

Mr. Sirois concluded, “Our fun and fast-paced brand image positioned as the ideal destination for quick, cravable food at attractive price points continues to resonate with our guests, who have helped us deliver positive same-store sales for over four straight years, with same store sales increases in 16 out of the last 17 quarters. Among a myriad of competitors and an evolving QSR landscape, we have remained true to our core competency of serving flavorful burgers, seasoned fries, ice-cold colas and frosty shakes, for people ‘on the go’. Our top-line demonstrates that guests appreciate the speed of our double-drive model as well as the consistency of our high-quality offerings. Above all, we remain excited about what we can achieve this year as we develop our brand for further rollout in both existing and new markets, as we build value for our shareholders.”

About Checkers Drive-In Restaurants, Inc.

Checkers Drive-In Restaurants, Inc. is headquartered in Tampa, Florida. For more information about the Company, please visit http://www.checkers.com .

Checkers Drive-In Restaurants, Inc. will host its quarterly call to discuss the Company’s financial results for the fiscal first quarter ended March 28, 2005 on Thursday, May 5, 2005 at 5:00 p.m. Eastern time. Individual investors can listen to the call at http://www.checkers.com , while institutional investors can access the call via CCBN’s password-protected event management site at http://www.streetevents.com  The discussion can also be listened to live, toll free by dialing (800)-374-2431, or for international callers (706)-634-8054. A conference call replay will be available from 6:00 p.m. Eastern time on May 5, 2005 until 11:59 p.m. Eastern time on May 12, 2005 by dialing (800)-642-1687 or for international callers (706)-645-9291. The Conference ID for the replay is 5845435.

Except for historical information, this announcement contains “forward- looking” and “Safe Harbor” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. These forward-looking and Safe Harbor statements reflect management’s expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements. Factors that can cause actual results to materially differ include, but are not limited to: the uncertainties associated with litigation; increased advertising, promotions and discounting by competitors which may adversely affect sales; the ability of the Company and its franchisees to open new restaurants and operate new and existing restaurants profitably; increases in food, labor, utilities, employee benefits and similar costs; economic and political conditions where the Company or its franchisees operate; and new product and concept developments by food industry competitors. Further information regarding factors that could affect the Company’s financial and other results is included in the Company’s Forms 10Q and 10K, filed with the Securities and Exchange Commission.

Contacts:
Investor Relations	Media Relations:
Brad Cohen	Kim Francis
Integrated Corporate Relations, Inc.	MARC Public Relations
(203) 682-8211	(412) 562-1186

CHECKERS DRIVE-IN RESTAURANTS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in thousands except per share amounts)
(UNAUDITED)

	Quarter Ended

	March 28, 2005	March 22, 2004

REVENUES:
Restaurant sales	$40,421	$39,226
Franchise royalty revenue	3,934	3,739
Franchise fees and other income	38	46

Total revenues	44,393	43,011

COSTS AND EXPENSES:
Restaurant food and paper costs	12,825	12,148
Restaurant labor costs	11,725	12,181
Restaurant occupancy expenses	2,222	2,745
Restaurant depreciation and amortization	1,703	1,369
Other restaurant operating expenses	4,957	4,528
General and administrative expenses	3,820	3,332
Advertising	2,562	2,303
Other depreciation and amortization	226	266
Restaurant retirement costs, net	(102)	(27)
Loss (gain) on sale of assets, net	167	(121)

Total costs and expenses	40,105	38,724

Operating income	4,288	4,287
OTHER INCOME (EXPENSE):
Interest income	289	244
Interest expense	(503)	(551)

Income before income tax expense	4,074	3,980
Income tax expense	1,557	1,501

Net income	$2,517	$2,479

Basic net earnings per share	$0.23	$0.21

Diluted net earnings per share	$0.21	$0.19

Weighted average number of common shares outstanding:
Basic	11,108	12,071
Diluted	12,266	12,879

CHECKERS DRIVE-IN RESTAURANTS, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(UNAUDITED)

	March 28, 2005	January 3, 2005

Current Assets:
Cash and cash equivalents	$7,946	$7,075
Accounts, notes and leases receivable, net	2,004	2,633
Inventory	1,109	1,062
Prepaid rent	1,715	1,246
Deferred income tax assets	4,292	4,894
Property and equipment held for sale	1,553	1,560
Other current assets	1,204	383

Total current assets	19,823	18,853
Restricted cash	4,395	3,943
Property and equipment, net	55,076	55,309
Notes receivable, net - less current portion	5,802	5,082
Leases receivable, net - less current portion	4,466	4,555
Intangible assets, net	23,984	24,024
Deferred income tax assets	10,206	11,094
Other assets	1,123	1,170

Total assets	$124,875	$124,030

Current Liabilities:
Current maturities of long-term debt and obligations under capital leases	$1,978	$2,064
Accounts payable	4,355	4,724
Current portion of reserves for restaurant relocations and abandoned sites	668	785
Accrued wages and benefits	2,740	2,890
Current portion of accrued self insurance	1,302	1,390
Accrued liabilities	5,419	6,180

Total current liabilities	16,462	18,033
Long-term debt, less current maturities	16,721	17,082
Obligations under capital leases, less current maturities	3,610	3,694
Reserves for restaurant relocations and abandoned sites, net of current portion	3,045	3,326
Deferred revenue	5,192	4,895
Accrued self insurance, net of current portion	2,860	2,860
Other long-term liabilities	1,203	1,188

Total liabilities	49,093	51,078
Stockholders’ Equity:
Preferred stock, $.001 par value, authorized 2,000,000 shares, none issued at March 28, 2005 and January 3, 2005	—	—
Common stock, $.001 par value, authorized 175,000,000 shares, issued 12,924,243 at March 28, 2005 and 12,812,826 at January 3, 2005	13	13
Additional paid-in capital	150,316	150,003
Accumulated deficit	(56,575)	(59,092)

	93,754	90,924
Less: Treasury stock, 1,785,900 shares at March 28, 2005 and 1,785,900 shares at January 3, 2005, at cost	(17,972)	(17,972)

Total stockholders’ equity	75,782	72,952

	$124,875	$124,030

Restaurants Operating in the System
For the Quarters Ended

	June 16, 2003	Sept. 8, 2003	Dec. 29, 2003	March 22, 2004	June 14, 2004	Sept. 6, 2004	Jan. 3, 2005	March 28, 2005

Company-operated:
Beginning of quarter	242	242	242	222	222	221	210	207
Openings/transfers in	—	1	5	—	7	2	1	1
Closings/transfers out	—	(1)	(25)	—	(8)	(13)	(4)	(3)

End of quarter	242	242	222	222	221	210	207	205

Franchise:
Beginning of quarter	536	539	540	562	565	566	581	581
Openings/transfers in	4	2	31	3	10	15	5	7
Closings/transfers out	(1)	(1)	(9)	—	(9)	—	(5)	(1)

End of quarter	539	540	562	565	566	581	581	587

	781	782	784	787	787	791	788	792

SOURCE  Checkers Drive-In Restaurants, Inc.
    -0-                             05/05/2005
    /CONTACT:  Investor Relations, Brad Cohen, Integrated Corporate Relations,
Inc., +1-203-682-8211, or Media, Kim Francis, MARC Public Relations,
+1-412-562-1186, both for Checkers Drive-In Restaurants, Inc./
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              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.checkers.com /
    /Audio:  http://www.streetevents.com /